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                                                                   Exhibit 10.20
                              EMPLOYMENT AGREEMENT


This Agreement is made on  August 4 (the "Effective Date") by and between
                           --------
InterTrust Technologies Corporation, a Delaware corporation, with a place of business at 4750 Patrick Henry Drive, Santa Clara CA 95054 ("Company"), and David Ludvigson, an individual residing at 19431 San Marcos Road, Saratoga, CA 95070 ("Employee").

                                   WITNESSETH:

     WHEREAS Employee and Company desire to effect an employment arrangement under the terms and conditions in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises made herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Company and Employee agree as follows:

1.   Employment.  As of  August 7, or earlier as mutually agreed (the
                         --------
"Commencement Date"), Company employs Employee as President, reporting to CEO, with such title and/or job responsibilities subject to change by InterTrust. Employee accepts such employment. Company and Employee hereby revoke, terminate and void all prior written or oral employment agreements or employment arrangements previously made.

2. Term. Employee's employment with Company will continue for an indefinite term unless and until it is terminated in accordance with the provisions of this Agreement. The employment relationship will be "at will". Either party may terminate this Agreement at any time and for any reason, with or without cause, by giving the other party two (2) weeks written notice.

3. Compensation. For all services rendered under this Employment Agreement by Employee, Company shall pay Employee a basic gross salary of $275,000 per year, payable in periodic installments which shall be approximately equal in amount, in a manner consistent with the accounting practices adopted by Company, and in no event less frequently than once per month. Employee will receive a fifty thousand dollar ($50,000) bonus on the anniversary of his employment and may receive other bonuses and adjustments to salary when and as determined by Company in its sole discretion.

4. Duties and Responsibilities. Employee shall devote substantially all his/her business time and attention to the practice of his/her profession for Company. The expenditure of reasonable time for teaching, personal or outside business, charitable and professional activities shall not constitute a breach of this Agreement if such activities do not materially interfere with Employee's performance of his/her duties and obligations, as solely determined by Company. Employee specifically agrees to place his/her duties to Company above all other activities and will abandon or curtail outside activities if so directed by Company if in its opinion there exists a conflict or other reasonable grounds for abandoning or curtailing such activities.

5.   Authority and Powers of Company.   Company shall have the power to direct,
control and supervise Employee's duties and the manner of and time for performing said duties.

6. Expenses. In accordance with general corporate policies, Employee shall be reimbursed for reasonable, authorized expenses related to the performance of his/her duties including (but not limited to): automobile and transportation expenses; entertainment expenses; and all other items of authorized, reasonable and necessary professional expenses incurred by Employee in the performance of his/her duties as a Corporate employee.

7. Fringe Benefits. Employee shall be entitled to participate in any Corporate plans or agreements, as applicable, regarding retirement, health, life insurance and other related fringe benefits, in accordance with the terms and conditions of each.

8. Vacations and Other Time-Off. Employee shall be entitled to fifteen (15) days annual vacation, with full Basic Salary, and at times approved by Company, in addition to sick leave and holidays, in accordance with general corporate policies.

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9.   Severance. If Company terminates its relationship with Employee as set forth in Section 2 of the Employment Agreement for reasons other than Employee's commission of an illegal act, misrepresentation, fraud, insubordination, or neglect or dereliction of duties, Company shall promptly provide to Employee a severance arrangement pursuant to which Employee would receive a payment equivalent to three (3) months salary, such payment to be made in not more than two installments, and that amount of stock equal to six (6) months of vesting under Employee's original stock option. It is understood and acknowledged that such severance shall be due in part to continuing responsibilities under the Confidentiality, No Conflict and Invention Agreement being executed herewith and shall include standard terms and conditions, including release for any and all outstanding claims by Employee. In addition, in the event of the occurrence of an Extraordinary Corporate Transaction (as defined below) where Employee is terminated by Company for reasons other than Cause, then Company shall promptly provide to Employee a "Severance Package" comprising additional stock option vesting equivalent to the number of shares from the original stock option that would have vested forty eight (48) months after the Start Date minus the number of shares actually vested as of such termination. For purposes of this Agreement, an Extraordinary Corporate Transaction shall mean a merger, consolidation, acquisition, or similar occurrence, where the Company will not be a surviving entity, or a transfer of substantially all of the assets of the Company or more than eighty percent (80%) of its outstanding common stock to a single entity or affiliated group.

10. Miscellaneous. This Agreement may be amended, altered or changed only through a written document signed by Employee and Company. This Agreement and the agreement executed concurrently herewith entitled Employee Confidentiality and Invention Agreement constitute the entire understanding between the parties with respect to the employment by Company of Employee, the termination of Employee's employment, and the other subjects covered. It supersedes any and all prior discussions, agreements and understandings between Employee and Company. While Company's personnel policies and fringe benefit programs may be changed from time to time, the "at will" termination provisions of this Agreement may not be changed except by means of a written agreement specifically entered into for such purpose. All provisions of this Agreement are severable and no provision hereof shall be affected by the invalidity of any other such provisions. The rights and obligations under this Agreement shall in all respects be governed by the laws of the State of California, and venue in any legal action shall exist exclusively in the United States District Court, for the Northern District of California (San Jose Division) and/or, as relevant, the State courts in such location. Employee hereby agrees to the jurisdiction of such United States District Court and agrees not to assert any objection to the jurisdiction or venue of such Court.


IN WITNESS WHEREOF, the Parties hereto have set their hands.


     InterTrust Technologies Corporation


     By:  /s/ EDMUND J. FISH
        ----------------------------
     Name of Officer: Edmund J. Fish
     EVP and Chief Business Officer

     /s/ DAVID LUDVIGSON
     -------------------------------
     David Ludvigson

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          EMPLOYEE CONFIDENTIALITY NO CONFLICT AND INVENTION AGREEMENT

This Confidentiality and Invention Agreement (the "Agreement") is made on August 4 between InterTrust Technologies Corporation, a Delaware Corporation
--------
with a place of business at 4750 Patrick Henry Drive, Santa Clara CA 95054 ("Company"), and David Ludvigson, an individual residing at 19431 San Marcos Road, Saratoga, CA 95070 ("Employee").

     WHEREAS, the Company shall employ Employee as of the Commencement Date (as defined in the Employment Agreement), and Employee wishes to accept such employment;

     WHEREAS, it is likely that Employee may have access to or contribute to the development of Confidential Information and may be involved in the discovery or the development of ideas or Inventions;

     NOW THEREFORE, in consideration of the premises contained herein, and intending to be legally bound, the parties hereto agree as follows:

1.   Definitions.  For purposes of this Agreement:
     -----------
     (a) "Confidential Information" means information disclosed to or known by Employee as a consequence of, or through employment by, InterTrust Technologies Corporation (including information conceived, originated, discovered, or developed by Employee), which is not generally known to the public and which relates to research, development, trade secrets, know-how, Inventions, technical data, manufacturing techniques, purchasing, accounting, engineering, marketing, merchandising and/or selling of Company products or processes; and also includes information entrusted to the Company by third parties under restrictions relating to Confidentiality which are disclosed to, or become known by, Employee.

     (b) "Inventions" means discoveries, concepts, ideas and/or improvements to existing technology, whether or not patentable or copyrightable, and all other subject matter as is ordinarily comprehended by the term "invention," reasonably related to any activities of Company, which includes, but is not limited to, processes, machines, products, compositions of matter, formulas, computer programs and techniques, software and software developments, as well as improvements thereof and expressions thereof. The term Invention further includes: (i) any discoveries, concepts, ideas and/or improvements which are related to demonstrably anticipated research and/or development of the Company, or (ii) any discoveries, concepts, ideas and/or improvements developed, discovered, or originated in connection with employee's employment with the Company. The term "Invention" shall not include any discoveries, concepts, ideas, and/or improvements developed by the Employee otherwise than in connection with his employment with the Company and not using Confidential Information or any resources, facilities, or assets of the Company.

2. Employee agrees that he shall promptly, in such form and detail as is prescribed by the Company, record and keep a complete and permanent written record of information relating to the conception, origination, discovery or development of Confidential Information and/or Inventions.

3. Employee agrees that he shall assign to the Company all of Employee's rights, title, and interest in and to any Inventions discovered, developed, made, conceived of and/or reduced to practice during the term of Employees employment by Company, to applications for United States and foreign letters patent granted upon Inventions, and all right, title and interest in and to all Confidential Information related thereto. Employee hereby agrees that the Company and/or its authorized agent shall have full control over all such patent applications, including without limitation the right to amend or abandon the same. Employee further agrees that he shall:

     (a) Apply, at Company's request and expense, for United States and foreign letters patent in Inventions subject to assignment hereunder either in Employee's name or as the Company shall otherwise direct;

     (b) Sign and deliver promptly to the Company such written documents, certificates or other instruments, testify in any legal proceedings, and do such other acts, things, actions or deeds as may be necessary (the "Other Actions") in the opinion of the Company or its agents or counsel to secure, obtain and maintain for the Company exclusive rights in, and United States and foreign letters patent and/or copyrights for, any and all such Inventions subject to assignment hereunder (or other matters relating to the Confidential Information), and provided that the foregoing shall be at Company's reasonable expense; and

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     (c) During the term of Employee's tenure with InterTrust and for a period of one year thereafter, inform the Company promptly and fully of any and all Inventions by a written report completely describing each such Invention in detail.

4. The Company shall have the right, without additional or further payment or consideration to Employee, to make and use in its business, and to make, use and sell processes, machines, products, compositions of matter, designs, software, and services derived from any discoveries, concepts, ideas, and improvements to existing technology, whether or not patentable or copyrightable, which are not within the scope of Inventions as herein above defined but which are conceived of or made by Employee during the hours in which he is employed by the Company or with the use or assistance of the Company facilities, materials, or personnel (the "Additional Intellectual Property").

5. Except as required in Employee's duties to Company, Employee shall never directly or indirectly use, disseminate, lecture upon, publish articles concerning, or otherwise disclose Confidential Information to anyone not confidentially bound to the Company without first obtaining the prior written consent of Company, and in no event shall said direct or indirect use, dissemination, lecturing, publishing, or otherwise disclosing occur except in strictest accordance with the rules established by the Company concerning the handling of Confidential Information. All Confidential Information, and any Derivatives thereof created by Employee, shall remain the property of Company, and no license or other rights to Confidential Information is granted or implied hereby. For purposes of this Agreement, "Derivatives" shall mean: (i) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

6. Prior to undertaking any engagement, consulting assignment or employment with or for any person, firm, corporation, association, partnership or any other third person during the term of Employee's employment by the Company which utilizes or involves subject matter related to activities of the type in which the Company is involved or engaged, Employee shall first fully disclose the nature of such proposed engagement, assignment or employment to the Company and obtain the Company's written consent.

7. Except as the Company may otherwise agree in the exercise of its sole discretion in a writing signed by InterTrust's Chief Executive Officer, Employee shall not, within the states of Virginia and California, and such other areas in which the Company does business, and while working for Company or for twenty four (24) months thereafter, perform or cause the performance of any advisory, consulting or services for, operate, materially invest in, or become an employee of any operating unit of a company or other entity which engages in providing Digital Rights Management products, technology and/or services.

8. Upon termination of Employee's employment with the Company, Employee hereby agrees that he shall deliver to and leave with Company any and all objects, materials, devices, or substances, including without limitation all documents, records, notebooks, recordings, drawings, prototypes, models, schematic diagrams, computer programs (regardless of the media on which they are stored) and similar repositories of, or objects which describe, depict, contain constitute, reflect or record Confidential Information, and all copies thereof, then in Employee's possession or under his control, whether or not prepared by Employee.

9. Employee hereby agrees that the Company may notify any future employer of the existence of this Agreement.

10. The parties hereto specifically agree that in the event of a breach of the non-disclosure provision of this Agreement by the Employee, irreparable harm will be suffered by the Company and remedies at law will not adequately compensate the Company for such breach, and therefore, and in addition to any legal remedies available to it, the Company shall be entitled to obtain injunctive or other equitable relief against the Employee.

11. Employee hereby acknowledges and agrees that this Agreement shall not in any manner be construed as an employment agreement, and that Employee's continued employment with Company shall be subject to termination or renewal in accordance with the Employment Agreement between the Employee and the Company of the same date as this Employee Confidentiality and Invention Agreement.

12. Employee agrees that if Employee is served with any subpoena or other compulsory judicial or administrative process calling for production of Confidential Information, Employee will immediately notify InterTrust Technologies Corporation in order that it may take such action as it deems necessary to protect its interest.

13. In any litigation rising out of this Agreement, the prevailing party will be entitled to recovery of all reasonable costs and attorney's fees, including costs and fees on appeal. The provisions of this Agreement shall not be construed as limiting any rights or remedies that the Company may otherwise have under applicable law. In case any one or more of the provisions contained in this

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Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to time, duration, scope, activity or subject, by a court of competent jurisdiction, such court shall exercise discretion in reforming the provisions of this Agreement to the end that Employee shall be subject to provisions and restrictions which are enforceable under the circumstances and closest to the covenants set forth herein.

     InterTrust Technologies Corporation


     By: /s/  EDMUND J. FISH             /s/  DAVID LUDVIGSON
        ---------------------------      ---------------------------
     Name of Officer: Edmund J. Fish     David Ludvigson
     EVP and Chief Business Officer      Date:_______________________

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